Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-238717 and 333-255471) on Form S-8 and (No. 333-255470) on Form F-3 of our report dated April 29, 2022, with respect to the consolidated financial statements of Canaan Inc.

/s/ KPMG Huazhen LLP

Beijing, China

April 29, 2022